                                                               EXHIBIT 5(b)(iii)

                          1035 EXCHANGE INSTRUCTIONS


--------------------------------------------------------------------------------

1.  PROCESSING RULES

    A 1035 exchange is one that qualified under IRC Section 1035 guidelines.

    A 1035 exchange is for non-qualified funds only.

    The Home Office does not offer tax advice. Applicants and contractowners should contact their own tax advisors.

    To qualify as a 1035 exchange, the following contract types are required:

    * An annuity or life insurance contract in exchange for an annuity contract.

    In addition, the following contract type exchanges are required:

    *  Individual contract to individual contract.
    *  Joint contract to joint contract, and
    * Two individual contracts on same annuitant(s) with the same owner(s) to individual or joint contract.

    The annuitant and owner on the exchanged contract must be the same on the new contract.

    To qualify as a full 1035 exchange, all existing cash value must be transferred to the new contract and none of the cash value can be refunded.

    Money from a 1035 exchange cannot be added to an existing annuity contract, it must fund a new contract.

--------------------------------------------------------------------------------

2.  FORMS REQUIREMENTS

    Annuity Application (form number which is approved in the state of application).

    Replacement form as required by state, if applicable.

    Assignment and Transfer Request form (L 6742) for IRC Section 1035(A) Exchange.

    External company's contract/policy or lost contract/policy statement.

--------------------------------------------------------------------------------

3.  SIGNATURE REQUIREMENTS

    The annuitant of the new application (age 15 or older) must sign the Annuity Application.

    The proposed owner of the new contract must sign the Annuity Application and the Assignment and Transfer Request Form (L 6742).

    If the owner is a trust, the trustee must sign the application and Assignment and Transfer Request Form (L6742) along with the trustee's title.


                                    Page 16